                                                                    EXHIBIT 23.2


               CONSENT OF RYDER SCOTT COMPANY PETROLEUM ENGINEERS


         We hereby consent to the incorporation by reference into the Registration Statement on Form S-8 (File Number 33-96274) of Tatham Offshore, Inc. of the use of our report, Estimated Net Reserves and Income Data Attributable to Certain Leasehold and Royalty Interests of Tatham Offshore, Inc., dated as of June 30, 1997, and all references to our firm appearing in this Annual Report on Form 10-K of Tatham Offshore, Inc. for the fiscal year ended June 30, 1997.




                                                   RYDER SCOTT COMPANY
                                                   PETROLEUM ENGINEERS



Houston, Texas
September 24, 1997